As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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MAGAL SECURITY SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 70, Industrial Zone, Yehud 56100, Israel
(Address of Principal Executive Offices) (Zip Code)

MAGAL SECURITY SYSTEMS LTD.
THE 2010 INCENTIVE OPTION SCHEME
(Full title of the plan)
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Senstar Inc.
13800 Coppermine Road, Second Floor, Herndon, VA 20171
Attention: President
(Name and address of agent for service)

Tel: 703-463-3088
(Telephone number, including area code, of agent for service)

Copies to:
Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, New York 10005 (212) 732-3200	Sarit Molco, Adv. S. Friedman & Co. Advocates Europe Israel House 2 Weizman Street Tel Aviv 64239 Israel +(972) (3) 6931931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer ☒      Smaller Reporting Company ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Ordinary Shares, par value NIS 1.0 per share	500,000 (4)	$3.49	$1,745,000	$238.02

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, par value NIS 1.0 per share (the “Ordinary Shares”) that may be offered or issued pursuant to the Magal Security Systems Ltd. 2010 Incentive Option Scheme (“2010 Option Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($3.60 and $3.38) of the Ordinary Shares, as quoted on the NASDAQ Global Market on August 5, 2013.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by 0.0001364.

(4)	Issuable under options that may be granted in the future under the Registrant’s 2010 Option Plan.

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This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 500,000 Ordinary Shares for issuance under the Registrant’s 2010 Option Plan.  In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-174127) filed with the Securities and Exchange Commission on May 11, 2011, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	EXHIBITS.

Exhibit No.

4.1	Memorandum of Association, as amended (1)

4.2	Articles of Association, as amended (2)

4.3	Magal Security Systems Ltd. The 2010 Incentive Option Scheme (3)

5.1	Opinion of S. Friedman & Co., Advocates

23.1	Consent of S. Friedman & Co., Advocates (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay and Kasierer, a Member of Ernst & Young Global

24.1	Power of Attorney (4)

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(1)
Filed as an exhibit to the Registrant’s Registration Statement on Form F-1 (File No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, as subsequently amended, and incorporated herein by reference.

(2)
Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, and incorporated herein by reference; and an amendment thereto filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-6246), filed with the Securities and Exchange Commission on January 7, 1997, and incorporated herein by reference; and a further amendment thereto filed as an exhibit to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on June 29, 2001, and incorporated herein by reference.

(3)	Filed as Exhibit 2.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Commission on April 11, 2011, and incorporated herein by reference.

(4)	Included as part of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yehud, Israel on August 8, 2013.

MAGAL SECURITY SYSTEMS LTD.
(Registrant)

By: /s/Eitan Livneh
Name: Eitan Livneh
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eitan Livneh and Ilan Ovadia, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Magal Security Systems Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 8, 2013 by the following persons in the capacities indicated.

Signature	Title
/s/Barry Stiefel Barry Stiefel	Chairman of the Board of Directors
/s/Eitan Livneh Eitan Livneh	Director, President and Chief Executive Officer
/s/Ilan Ovadia Ilan Ovadia	Chief Financial Officer and Principal Accounting Officer
/s/ Shaul Kobrinsky Shaul Kobrinsky	External Director
/s/Mark Rosenberg Mark Rosenberg	Director
/s/Liza Singer Liza Singer	External Director
/s/Doron Steiger Doron Steiger	Director
/s/Yitzhak Zoran Yitzhak Zoran	Director

Senstar Inc. By: James Quick Name: James Quick Title: President	Authorized Representative in the United States